Power of Attorney

The undersigned officer of the funds listed on Exhibit A
(collectively, the Funds) hereby constitutes, appoints and authorizes each of, Andrew French, Claudia DiGiacomo, Deborah A. Docs, Kathleen DeNicholas, Diana Huffman,
Raymond A. OHara, Jonathan D. Shain and Melissa
Gonzalez, as true and lawful agents and attorneys in fact, to sign, execute and deliver on his behalf in the appropriate capacities indicated, any Registration statements of the on the appropriate forms, any and all amendments thereto (including pre and post effective amendments), and any and all supplements or other instruments in connection therewith, including Form N PX, Forms 3, 4 and 5, as appropriate, to file the same, with all exhibits thereto, with the U.S.
Securities and Exchange Commission (the SEC) and the securities regulators of appropriate states and territories, and generally to do all such things in his name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the Securities Act of 1933, section 16(a) of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, all related requirements of the SEC and all requirements of appropriate states and territories. The undersigned does hereby give to said agents and attorneys in fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys in fact would have if personally acting.
The undersigned does hereby approve, ratify and confirm all that said agents and attorneys in fact, or any substitute or substitutes, may do by virtue hereof.



/s/Brian Nee
Brian Nee


  Dated:   July 12, 2018

Exhibit A
(the Funds)

PRUDENTIAL GLOBAL TOTAL RETURN FUND, INC.
PRUDENTIAL GOVERNMENT MONEY MARKET FUND, INC.
PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
PRUDENTIAL INVESTMENT PORTFOLIOS 2
PRUDENTIAL INVESTMENT PORTFOLIOS 3
PRUDENTIAL INVESTMENT PORTFOLIOS 4
PRUDENTIAL INVESTMENT PORTFOLIOS 5
PRUDENTIAL INVESTMENT PORTFOLIOS 6
PRUDENTIAL INVESTMENT PORTFOLIOS 7
PRUDENTIAL INVESTMENT PORTFOLIOS 8
PRUDENTIAL INVESTMENT PORTFOLIOS 9
PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 10
PRUDENTIAL INVESTMENT PORTFOLIOS 12
PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 14
PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15
PRUDENTIAL INVESTMENT PORTFOLIOS 16
PRUDENTIAL INVESTMENT PORTFOLIOS FUND, INC. 17
PRUDENTIAL INVESTMENT PORTFOLIOS 18
PRUDENTIAL JENNISON BLEND FUND, INC.
PRUDENTIAL JENNISON MID-CAP GROWTH FUND, INC.
PRUDENTIAL JENNISON NATURAL RESOURCES FUND, INC.
PRUDENTIAL JENNISON SMALL COMPANY FUND, INC.
PRUDENTIAL NATIONAL MUNI FUND, INC.
PRUDENTIAL SECTOR FUNDS, INC.
PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.
PRUDENTIAL WORLD FUND, INC.
THE TARGET PORTFOLIO TRUST
THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-2
THE PRUDENTIAL VARIABLE CONTRACT ACCOUNT-10
(Retail Funds)

PGIM GLOBAL SHORT DURATION HIGH YIELD FUND, INC.
PGIM SHORT DURATION HIGH YIELD FUND, INC.
(Closed End Funds)

PGIM ETF Trust
Ultra Short Bond ETF
Active High Yield Bond ETF
QMA Strategic Alpha Large Cap Core ETF
QMA Strategic Alpha Small Cap Growth ETF
QMA Strategic Alpha Small Cap Value ETF
QMA Strategic Alpha International Equiy ETF